Exhibit 99.1

Fusion-io Reports Fourth Quarter and Fiscal Year 2013 Results

SALT LAKE CITY – August 7, 2013 – Fusion-io, Inc. (NYSE: FIO) today announced its financial results for its fiscal fourth quarter and fiscal year ended June 30, 2013.

•	Revenue: $432.4 million in fiscal 2013 (an increase of 20% over fiscal 2012)

•	GAAP Gross Margin of 58.9% in fiscal 2013 and Non-GAAP Gross Margin of 60.1% in fiscal 2013

•	GAAP Net Loss per Diluted Share: $0.40 in fiscal 2013 (compared to loss of $0.06 in fiscal 2012)

•	Non-GAAP Net Income per Diluted Share: $0.21 in fiscal 2013 (compared to $0.35 in fiscal 2012)

•	Operating Cash Flow: $39.4 million in fiscal 2013 (compared to $34.8 million in fiscal 2012)

Fiscal Fourth Quarter 2013 GAAP Financial Results

Fusion-io reported revenue of $106.1 million for the fiscal fourth quarter 2013, up 21% from $87.7 million for the preceding quarter and essentially flat from $106.6 million in the same quarter of 2012. Net loss for the fiscal fourth quarter of 2013 was $23.8 million, or a net loss per diluted share of $0.24, compared to a net loss of $2.4 million, or a net loss per diluted share of $0.03, in the fiscal fourth quarter of 2012. Gross margin for the fiscal fourth quarter 2013 was 58.0%. Operating margin for the fiscal fourth quarter 2013 was a negative 22.4%.

Fiscal Fourth Quarter 2013 Non-GAAP Financial Results

Non-GAAP net loss for the fiscal fourth quarter of 2013 was $3.0 million, or a net loss per diluted share of $0.03, compared to non-GAAP net income of $9.8 million, or net income per diluted share of $0.09, in the same quarter of fiscal 2012. Non-GAAP gross margin for the fiscal fourth quarter 2013 was 59.1%. Non-GAAP operating margin for the fiscal fourth quarter 2013 was a negative 6.0%. A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

“Fusion-io pioneered the all flash data center architecture that the industry is now embracing, and we are well positioned to capture a significant share of the opportunity from enterprise to hyperscale over the next few years,” said Shane Robison, Fusion-io chairman and chief executive officer. “To continue to maintain our market leadership, we will increase our focus on our go-to-market strategy, product portfolio and our partnerships as we help customers around the world unlock the business value in real-time information intelligence.”

Fiscal 2013 GAAP Financial Results

Revenue for fiscal year 2013 was $432.4 million, up 20% from $359.3 million in fiscal year 2012. Net loss for the fiscal year 2013 was $38.2 million, or a net loss per diluted share of $0.40. This compared to a net loss of $5.6 million, or a net loss per diluted share of $0.06, in fiscal year 2012. Gross margin for the fiscal year 2013 was 58.9%. Operating margin for fiscal year 2013 was a negative 8.5%.

Fiscal 2013 Non-GAAP Financial Results

Non-GAAP net income for fiscal year 2013 was $22.4 million, or $0.21 per diluted share. This compares to non-GAAP net income of $37.5 million, or $0.35 per diluted share, for fiscal 2012. Non-GAAP gross margin for the fiscal year 2013 was 60.1%. Non-GAAP operating margin for the fiscal year 2013 was 7.1%.

Dennis Wolf, Fusion-io chief financial officer added: “We exited fiscal 2013 with a significantly more diversified customer and product base, which we believe provides a sound basis for business expansion going forward. In fiscal 2014, we are intent on improving how we leverage our partnerships and introduce new products to the market while continuing to invest in our technology leadership.”

Other Financial Highlights

•

Cash and cash equivalents totaled $238.4 million at the end of fiscal fourth quarter 2013, a decrease of $116.3 million from the prior quarter-end following the acquisition of NexGen Storage and compared to $321.2 million at the end of fiscal 2012.

•	Deferred revenue at the end of fiscal 2013 was $39.0 million, compared to $28.9 million at the end of fiscal 2012.

•	Inventory was $71.2 million at the end of fiscal 2013, an increase of $0.1 million from the prior quarter-end and compared to $59.5 million at the end of fiscal 2012.

•	Capital expenditures were $3.5 million in fiscal fourth quarter 2013 and $14.4 million for fiscal 2013.

•	Cash used in operations was $6.4 million for the fiscal fourth quarter 2013 and cash provided by operations was $39.4 million for fiscal 2013.

Recent Business Highlights

•

On May 8, Fusion-io announced that Shane Robison was named Chairman, Chief Executive Officer and President. Mr. Robison, a director of the Fusion-io Board of Directors since December 2011, succeeds co-founder David Flynn.

•

On July 23 at the Open Source Convention (OSCON), Fusion-io announced the first steps to accelerating the adoption of flash aware applications by contributing NVMKV (non-volatile memory key value) API to the Open Compute Project and the flash-aware demand paging extension to Linux community. In addition, Fusion-io announced that the Fusion-io Atomic Writes API contributed for standardization to the T10 SCSI Storage Interfaces Technical Committee is now in use by leading MySQL databases.

•

On June 24, Fusion-io announced the upgrade of its ioTurbine software. As the industry’s first unified virtualization software solution, ioTurbine now uniquely enables caching choice across IT architectures with customer options for hypervisor caching, virtualization-aware caching in the guest VM, and dynamic reallocation of cache memory during live migration of virtual machines with VMware vMotion.

•	On June 21 at Cisco Live 2013, Fusion-io announced the availability of its server acceleration solutions in Cisco’s C-Series Rack servers.

•	On June 12 at HP Discover, Fusion-io showcased its ION Data Accelerator software achieving 24 GB/s ultra low latency data throughput and over two million IOPS in an HP server system.

•

During the week of June 10 at IBM’s Edge 2013 Conference, Fusion-io demonstrated how server-side caching and IBM’s High IOPS MLC Adapters, both powered by Fusion-io technology, can increase application performance by up to 40x, double VM density and offload SAN workload by up to 30%.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

First quarter of fiscal year 2014:

•	Revenue of $80 to $90 million.

•	Non-GAAP gross margin of approximately 56% to 58%.

•	Non-GAAP operating margin of approximately negative 15% to 25%.

•	Diluted shares outstanding of approximately 100 million shares, equal to the basic shares outstanding, given the expected net loss.

Fiscal Year 2014 guidance:

•	Revenue growth of approximately 20%.

•	Non-GAAP gross margin in the range of 52% to 54%.

•	Non-GAAP operating margin in the range of 2% to 5%, which includes the full effect of the acquisition of NexGen Storage Systems, Inc.

•	Diluted shares outstanding of approximately 113 million shares.

Non-GAAP Financial Measures

Fusion-io uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations page of our website at www.fusionio.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures differ from GAAP measures with the same captions, may differ from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting.

Fusion-io’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Fusion-io’s comparative operating performance and future prospects, and utilizes these measures in its internal financial statements for purposes of its internal budgets and financial goals. Management also believes that the exclusion of the items described below provides an additional measure of the company’s operating results and facilitates comparisons of Fusion-io’s core operating performance against prior periods and business model objectives. Management believes that investors should have access to the same set of tools that management uses to analyze Fusion-io’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with

GAAP, but should not be considered a substitute for or superior to GAAP. Fusion-io endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

For all periods presented:

•

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Non-GAAP gross profit consists of GAAP gross profit excluding the effects of stock-based compensation expense, amortization of intangible assets, and litigation settlement related expenses.

•

Non-GAAP operating margin is calculated as non-GAAP income (loss) from operations divided by GAAP revenue. Non-GAAP income (loss) from operations consists of GAAP loss from operations excluding the effects of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, and litigation settlement related expenses.

•

Non-GAAP net income (loss) is calculated as GAAP net loss excluding the effects of stock-based compensation expense, changes in the fair value of a common stock repurchase derivative liability, amortization of intangible assets, acquisition related expenses, a tax benefit for the reversal of valuation allowance as a result of the IO Turbine acquisition, tax provision adjustments related to stock-based awards, and litigation settlement related expenses.

•

Non-GAAP net income (loss) per diluted share is calculated as non-GAAP net income (loss) divided by non-GAAP weighted average diluted shares outstanding for the three months ended June 30, 2012 and the fiscal years ended June 30, 2012 and 2013 and is calculated as non-GAAP net loss divided by GAAP weighted-average diluted shares outstanding for the three months ended June 30, 2013. Non-GAAP weighted-average diluted shares outstanding is calculated as GAAP weighted-average diluted shares outstanding including the dilutive impact due to stock options, a common stock warrant, restricted stock awards, and restricted stock units.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to non-employee common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

Today’s Conference Call

Fusion-io will host an investor conference call and live webcast today, Wednesday, August 7, 2013, at 5:00 p.m. EDT to discuss these financial results. To access the conference call, dial 1.800.446.2782 or 1.847.413.3235 for international callers. The access code is 3520 1704. A listen-only live webcast and accompanying slide presentation will be accessible on the investor relations page of our website at www.fusionio.com and will be archived and available on this site for at least three months. A telephone replay of the conference call will be available through Wednesday, August 14, 2013. To access the replay, please dial 1.888.843.7419 or 1.630.652.3042 for international callers. The access code is 3520 1704. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at www.fusionio.com.

About Fusion-io

Fusion-io delivers the world’s data faster. Our Fusion ioMemory platform and software defined storage solutions accelerate virtualization, databases, cloud computing, big data and performance applications. From e-commerce retailers to the world’s social media leaders and Fortune Global 500 companies, our customers are improving the performance and efficiency of their data centers with Fusion-io technology to accelerate the critical applications of the information economy.

Note on Forward-looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but are not limited to, statements concerning financial guidance for our first fiscal quarter of 2014 and our full fiscal year 2014, our position to capture market share and our expectations regarding market trends, our expectations concerning our increased focus on our go to market strategy, product portfolio and our strategic partnerships, and benefits and value of our products and solutions to our customers and end users. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially from those contained, anticipated, or implied in any forward-looking statement, including, but not limited to, risks associated with changes in the demand for our products, our expectation that large and concentrated purchases by a limited number of customers will continue to represent a substantial majority of our revenue and our ability to sustain or increase our revenue from our large customers or offset the discontinuation of concentrated purchases by our larger customers with purchases by new or existing customers, the continued adoption by customers of our ioMemory platform products, growing our sales through OEMs, resellers and channel partners and maintaining our relationships with OEMs, resellers and channel partners, including the timely qualification of our products for promotion and sale by our OEMs, long and unpredictable sales cycles, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products, reduced gross margins, increased sales and marketing expenses, the potential that we or our customers may not realize the benefits we currently expect from our acquisitions of ID7 and NexGen Storage, our ability to develop or acquire new products to meet customer needs and expectations, including additional software solutions to be integrated with our storage memory products, our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, as well as the risks inherent in the integration and combination of complex products and technologies from acquisitions, undetected errors, defects or security vulnerabilities in our products, worldwide economic conditions and the impact these conditions have on levels of spending on datacenter technology like ours, and such other risks set forth in the registration statements and reports that Fusion-io files with the U.S. Securities and Exchange Commission, which are available on the Investor Relations section of our website at www.fusionio.com. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or will occur. Fusion-io undertakes no obligation to update publicly any forward-looking statement for any reason after the date of this press release.

###

Contacts:

Investor Relations: Nancy Fazioli, ir@fusionio.com, 408-416-5779

Media Relations: Robert Brumfield, bbrumfield@fusionio.com, 917-224-7769

Fusion-io, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2012	2013	2012	2013
Revenue	$106,596	$106,052	$359,349	$432,386
Cost of revenue (1), (3), (7)	45,305	44,520	159,045	177,915

Gross profit	61,291	61,532	200,304	254,471
Operating expenses:
Sales and marketing (1), (3)	26,417	40,112	87,171	126,508
Research and development (1), (3)	19,456	26,465	60,006	95,458
General and administrative (1), (4), (7)	16,408	18,747	58,423	69,421

Total operating expenses	62,281	85,324	205,600	291,387

Loss from operations	(990)	(23,792)	(5,296)	(36,916)
Other income (expense):
Interest income	134	48	384	343
Interest expense	(43)	(27)	(177)	(119)
Other (expense) income (2)	(1)	24	121	(30)

Loss before income taxes	(900)	(23,747)	(4,968)	(36,722)
Income tax expense (5), (6)	(1,487)	(97)	(615)	(1,504)

Net loss	$(2,387)	$(23,844)	$(5,583)	$(38,226)

Net loss per common share:
Basic	$(0.03)	$(0.24)	$(0.06)	$(0.40)
Diluted	$(0.03)	$(0.24)	$(0.06)	$(0.40)
Weighted-average number of shares:
Basic	93,042	97,949	87,674	96,203
Diluted	93,042	97,949	87,674	96,203
(1) Includes stock-based compensation expenses, as follows:
Cost of revenue	$85	$119	$216	$373
Sales and marketing	1,810	2,418	6,089	9,676
Research and development	3,771	5,054	9,111	18,907
General and administrative	6,572	7,909	28,022	27,470

Total stock-based compensation expenses	$12,238	$15,500	$43,438	$56,426

(2) Includes other income related to changes in the fair value of a common stock repurchase derivative liability	$—	$—	$(70)	$—
(3) Includes amortization of intangible assets, as follows:
Cost of revenue	$—	$1,071	$—	$1,146
Sales and marketing	—	61	—	61
Research and development	659	656	2,336	2,624

Total amortization of intangible assets	$659	$1,788	$2,336	$3,831

(4) Includes acquisition related expenses	$—	$151	$1,326	$710
(5) Includes tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	$—	$—	$(2,782)	$—
(6) Includes tax provision adjustments related to stock-based awards	$(664)	$3,375	$(1,187)	$(7,197)
(7) Includes litigation settlement related expenses, as follows:
Cost of revenue	$—	$—	$—	$4,052
General and administrative	—	—	—	2,805

Total litigation settlement related expenses	$—	$—	$—	$6,857

Fusion-io, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	June 30,
	2012	2013
Assets
Current assets:
Cash and cash equivalents	$321,239	$238,351
Accounts receivable, net	56,720	69,107
Inventories	59,457	71,160
Prepaid expenses and other current assets	9,224	9,530

Total current assets	446,640	388,148
Property and equipment, net	31,245	35,272
Restricted cash	—	4,860
Intangible assets, net	8,164	28,268
Goodwill	54,777	149,467
Other assets	194	1,433

Total assets	$541,020	$607,448

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,765	$14,170
Accrued and other current liabilities	29,187	44,425
Deferred revenue	20,715	24,848

Total current liabilities	59,667	83,443
Deferred revenue, less current portion	8,154	14,167
Other liabilities	12,276	19,421
Commitments and contingencies
Stockholders’ equity:
Common stock	19	20
Additional paid-in capital	531,478	599,292
Accumulated other comprehensive loss	(15)	(110)
Accumulated deficit	(70,559)	(108,785)

Total stockholders’ equity	460,923	490,417

Total liabilities and stockholders’ equity	$541,020	$607,448

Fusion-io, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2012	2013	2012	2013
Operating activities:
Net loss	$(2,387)	$(23,844)	$(5,583)	$(38,226)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,852	5,524	9,009	16,292
Stock-based compensation	12,238	15,500	42,645	56,426
Excess tax benefit from stock-based awards	(655)	325	(2,500)	(123)
Deferred taxes	—	—	(2,782)	—
Other non-cash items	37	—	(26)	11
Changes in operating assets and liabilities:
Accounts receivable, net	(7,412)	(18,515)	(12,346)	(12,271)
Inventories	12,507	1,041	(23,835)	(10,591)
Prepaid expenses and other assets	(2,853)	(1,355)	(5,430)	(1,296)
Accounts payable	(1,725)	4,798	(249)	4,094
Accrued and other liabilities	11,588	6,673	19,013	15,261
Deferred revenue	6,381	3,427	16,852	9,809

Net cash provided by (used in) operating activities	30,571	(6,426)	34,768	39,386
Investing activities:
Business acquisitions, net of cash acquired	—	(108,296)	(17,578)	(114,157)
Proceeds from the sale of property and equipment	—	—	1	—
Purchases of property and equipment	(7,411)	(3,542)	(23,997)	(14,440)

Net cash used in investing activities	(7,411)	(111,838)	(41,574)	(128,597)
Financing activities:
Repurchases of common stock	—	—	(1,067)	—
Repayment of notes payable and capital lease obligations	(11)	—	(110)	(623)
Proceeds from exercises of stock options	1,106	1,441	8,210	8,443
Issuance of restricted stock awards and restricted stock units, net of repurchases	(41)	(635)	(44)	(3,350)
Proceeds from issuance of common stock, net of issuance costs	—	—	93,977	—
Proceeds from issuance of common stock under employee stock purchase plan	1,762	1,610	5,061	6,703
Excess tax benefit from stock option exercises	655	(325)	2,500	123
Change in restricted cash	—	(19)	—	(4,862)

Net cash provided by financing activities	3,471	2,072	108,527	6,434
Effect of exchange rate changes on cash and cash equivalents	(43)	(104)	(86)	(111)

Net increase (decrease) in cash and cash equivalents	26,588	(116,296)	101,635	(82,888)
Cash and cash equivalents at beginning of period	294,651	354,647	219,604	321,239

Cash and cash equivalents at end of period	$321,239	$238,351	$321,239	$238,351

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2012	2013	2012	2013
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$61,291	$61,532	$200,304	$254,471
Stock-based compensation	85	119	216	373
Amortization of intangible assets	—	1,071	—	1,146
Litigation settlement related expenses	—	—	—	4,052

Gross profit on a non-GAAP basis	$61,376	$62,722	$200,520	$260,042

Revenue	$106,596	$106,052	$359,349	$432,386
Gross margin on a GAAP basis	57.5%	58.0%	55.7%	58.9%
Gross margin on a non-GAAP basis	57.6%	59.1%	55.8%	60.1%
Reconciliation of Operating Loss and Operating Margin on a GAAP Basis to Operating Income (Loss) and Operating Margin on a Non-GAAP Basis:
Operating loss on a GAAP basis	$(990)	$(23,792)	$(5,296)	$(36,916)
Stock-based compensation	12,238	15,500	43,438	56,426
Amortization of intangible assets	659	1,788	2,336	3,831
Acquisition related expenses	—	151	1,326	710
Litigation settlement related expenses	—	—	—	6,857

Operating income (loss) on a non-GAAP basis	$11,907	$(6,353)	$41,804	$30,908

Revenue	$106,596	$106,052	$359,349	$432,386
Operating margin on a GAAP basis	-0.9%	-22.4%	-1.5%	-8.5%
Operating margin on a non-GAAP basis	11.2%	-6.0%	11.6%	7.1%
Reconciliation of Net Loss on a GAAP Basis to Net Income (Loss) on a Non-GAAP Basis:
Net loss on a GAAP basis	$(2,387)	$(23,844)	$(5,583)	$(38,226)
Stock-based compensation	12,238	15,500	43,438	56,426
Other income related to changes in the fair value of a common stock repurchase derivative liability	—	—	(70)	—
Amortization of intangible assets	659	1,788	2,336	3,831
Acquisition related expenses	—	151	1,326	710
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	—	—	(2,782)	—
Tax provision adjustments related to stock-based awards	(664)	3,375	(1,187)	(7,197)
Litigation settlement related expenses	—	—	—	6,857

Net income (loss) on a non-GAAP basis	$9,846	$(3,030)	$37,478	$22,401

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2012	2013	2012	2013
Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted Net Income (Loss) per Share on a Non-GAAP Basis:
Diluted net loss per share on a GAAP basis	$(0.03)	$(0.24)	$(0.06)	$(0.40)
Stock-based compensation	0.13	0.16	0.48	0.59
Other income related to changes in the fair value of a common stock repurchase derivative liability	—	—	(0.01)	—
Amortization of intangible assets	0.01	0.02	0.03	0.04
Acquisition related expenses	—	—	0.02	0.01
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	—	—	(0.03)	—
Tax provision adjustments related to stock-based awards	(0.01)	0.03	(0.01)	(0.07)
Litigation settlement related expenses	—	—	—	0.07
Impact of difference in number of GAAP and non-GAAP diluted shares	(0.01)	—	(0.07)	(0.03)

Diluted net income (loss) per share on a non-GAAP basis	$0.09	$(0.03)	$0.35	$0.21

Reconciliation of GAAP Diluted Weighted-Average Number of Shares to Non-GAAP Diluted Weighted-Average Number of Shares:
GAAP diluted weighted-average number of shares	93,042	97,949	87,674	96,203
Dilutive impact due to stock options, a common stock warrant, restricted stock awards, and restricted stock units	14,572	—	18,646	12,325

Non-GAAP diluted weighted-average number of shares	107,614	97,949	106,320	108,528